EXHIBIT 99.2

CYTOMEDIX, INC.
PRO FORMA COMBINED FINANCIAL STATEMENTS
(unaudited)

The following unaudited pro forma combined balance sheet as of March 31, 2010 and the unaudited pro forma combined statement of operations for the quarter ended March 31, 2010 are derived from the historical financial statements of Cytomedix Incorporated (“Cytomedix”) and acquired assets, assumed liabilities, revenues and direct expenses of Sorin’s Angel and ActivAT product lines acquired by Cytomedix (the "Business Assets" or “Angel Business”).  Such financial statements give effect to the following transactions (the “Transactions”), more fully described in the Notes:

•	Cytomedix’s acquisition of the Angel Business (the "Acquisition"), including the issuance of a secured $5 million promissory note to Sorin,
•	The execution of a guaranty agreement with certain Cytomedix shareholders for the promissory note, and
•	The issuance of Series D convertible preferred securities on April 9, 2010.

The unaudited pro forma combined balance sheet is presented as if the Transactions had occurred as of the most recent balance sheet date of March 31, 2010. The unaudited pro forma combined statement of operations is presented as if the Transactions had occurred on January 1, 2009, the first day of Cytomedix’s fiscal year 2009.

The Acquisition has been accounted for under the purchase method of accounting which requires the total purchase price to be allocated to the assets acquired and liabilities assumed based on their estimated fair values. The excess purchase price over the amounts assigned to tangible or intangible assets acquired and liabilities assumed is recognized as goodwill.

The following unaudited pro forma combined financial statements have been prepared for illustrative purposes only and do not purport to reflect the results the combined company may achieve in future periods or the historical results that would have been obtained had Cytomedix and the Angel Business been a combined company during the relevant periods presented. The unaudited pro forma combined financial statements do not include the effects of:

•	non-recurring income statement impacts arising directly as a result of the Acquisition;
•	any operating efficiencies or cost savings; and
•	any acquisition and integration expenses.

These unaudited pro forma combined financial statements, including the notes hereto, should be read in conjunction with (i) the historical financial statements for Cytomedix included in its Form 10-K/A filed on April 9, 2010 and on its 10-Q filed on May 17, 2010; (ii) the historical financial statements of the Angel Business included as Exhibit 99.1 to Cytomedix’s Form 8-K dated April 9, 2010 and filed on April 12, 2010; and (iii) the pro forma combined financial statements, including the notes thereto, for the year ended December 31, 2009, included as Exhibit 99.2 to Cytomedix’s For 8-K/A filed on June 21, 2010.

Cytomedix, Inc
Unaudited Pro Forma Combined Balance Sheet
As of March 31, 2010

	Cytomedix, Inc. Historical	Angel Business Historical	Pro forma Adjustments		Pro forma
ASSETS

Current assets
Cash	$1,227,949	$-	$1,243,495	(1)	$2,471,444
Short-term investments, restricted	52,729	-	-		52,729
Accounts and royalties receivable, net	44,641	-	-		44,641
Inventory	31,790	1,202,000	(64,265)	(2)	1,169,525
Prepaid expenses and other current assets	171,041	-	-		171,041
Total current assets	1,528,150	1,202,000	1,179,230		$3,909,380
Property and equipment, net	75,653	691,000	(87,700)	(2)	678,953
Deferred charges, debt issue costs	-	-	655,260	(3)	655,260
Intangible assets, other than goodwill	-	-	3,393,000	(4)	3,393,000
Goodwill	-	-	874,823	(4)	874,823
Total assets	$1,603,803	$1,893,000	$6,014,613		$9,511,416

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Current portion of long-term debt	$-	$-	$1,048,209	(5)	$1,048,209
Accounts payable and accrued expenses	1,018,658	-	-		1,018,658
Dividends payable on Series A and Series B preferred stock	10,701	-	-		10,701
Total Current Liabilities	1,029,359	-	1,048,209		2,077,568
			-		-
Long term debt	-	-	2,960,649	(5)	2,960,649
Total liabilities	1,029,359	-	4,008,858		5,038,217

Commitments and contingencies
Stockholders' equity

Series A Convertible preferred stock;
$.0001 par value, authorized 5,000,000 shares; 2010 and 2009 issued and outstanding - 97,663 shares, liquidation preference of $97,663	10	-	-		10
Series B Convertible preferred stock
$.0001 par value, authorized 5,000,000 shares; 2010 and 2009 issued and outstanding - 65,784 shares, liquidation preference of $65,784	7	-	-		7
Series C Convertible preferred stock
$.0001 par value, authorized 1,000,000 shares; 2010 and 2009 issued and outstanding - 0.0 shares	-	-	-		-
Series D Convertible preferred stock
$.0001 par value, authorized 2,000,000 shares; 2009 and 2008 issued and outstanding - 3,650 and 0 shares, respectively, liquidation preference of $3,650,000 and $0, respectively	-	-	-	(6)	-
Common stock
$.0001 par value, authorized 65,000,000 shares; 2010 and 2009 issued and outstanding - 37,273,628 shares	3,727	-	-		3,727

Additional paid-in capital	44,166,736	1,893,000	2,005,755	(6)	48,065,491
Accummulated deficit	(43,596,036)	-	-		(43,596,036)
Total Liabilities and Shareholders' Equity	$1,603,803	$1,893,000	$6,014,613		$9,511,416

The accompanying notes are an integral part of these financial statements.

Cytomedix, Inc
Unaudited Pro forma Combined Statement of Operations
For the quarter ended March 31, 2010

	Cytome dix, Inc	Angel Business	Pro forma
	Historical	Historical (5)	Adjustments		Pro forma
Revenues
Sales	$63,260	$1,106,000	$-		$1,169,260
Royalties	115,474	-	-		115,474
Total revenue	178,734	1,106,000	-		1,284,734

Costs of revenues
Cost of sales	14,937	366,000	-		380,937
Cost of royalties	(189,380)	-	-		(189,380)
Total cost of revneues	(174,443)	366,000	-		191,557
Gross profit	353,177	740,000	-		1,093,177

Operating expenses
Salaries and wages	622,201	144,000	-		766,201
Consulting expenses	76,097	-	-		76,097
Professional fees	185,407	-	(60,775	)(a)	124,632
Trials and studies	64,491	-	-		64,491
General and adminstrative expenses	465,687	156,000	66,875	(b)	688,562
Total operating expenses	1,413,883	300,000	6,100		1,719,983
Loss from operations	(1,060,706)	440,000	(6,100)		(626,806)

Other expense (income)
Interest expense (net)	501	-	222,637	(c)	223,138
Interest income	-	-	-		-
Other gain	-	-	-		0
Total other expense( income)	501	-	222,637		223,138

Loss before provision for income taxes	(1,061,207)	440,000	(228,737)		(849,944)
Income tax provision	-	-			-
Net loss	$(1,061,207)	$440,000	$(228,737)		$(849,944)

Preferred dividend on:
Series A preferred stock	2,033	-	-		2,033
Series B preferred stock	1,383	-	-		1,383
Series D preferred stock	-	-	91,250	(d)	91,250
Net loss to common stockholders	(1,064,623)	440,000	(319,987)		$(944,610)

Loss per common share - Basic and diluted	$(0.03)	$-	$-		$(0.03)
Weighted average shares outstanding - Basic and diluted	37,273,628	-	-		37,273,628

The accompanying notes are an integral part of these financial statements.

Notes to unaudited pro forma combined financial statements

BASIS OF PRO FORMA PRESENTATION

On April 9, 2010, Cytomedix Acquisition Company, a Delaware corporation, a wholly owned subsidiary of Cytomedix, Inc. (collectively, "Cytomedix" or the "Company"), entered into an Asset Purchase Agreement with Sorin Group USA, Inc. ("Sorin"), whereby Cytomedix agreed to buy and Sorin agreed to sell all title and interest in certain assets and assume certain liabilities in Sorin’s Angel and ActivAT product lines (the “Business Assets” or "Angel Business").  The total purchase consideration is $7 million, of which $2 million was paid in cash on closing date of the transaction, April 9, 2010 (the “Closing Date”); $5 million to be paid in accordance with a secured promissory note with interest accruing at 2.7% per annum and a term of 30 months.  The promissory note is secured by a first priority security interest on the Business Assets.  The acquisition of the Angel Business is collectively referred to as the "Acquisition."

In connection with the installment payments on the promissory note, the Company entered into a guarantee agreement with certain shareholders ("Guarantors"), whereby the Guarantors agreed to guaranty a portion of the outstanding installment payment amount.  In exchange, the Company agreed to provide the following consideration to the Guarantors: (i) cash fee calculated as a percentage of the outstanding amount (the “Cash Fee”) over two years, and (ii) 5 year warrants to purchase shares of common stock of the Company at an exercise price of $0.54 per share.

We also entered into certain subscription agreements (“Subscription Agreements”) with certain accredited investors with respect to the sale of Series D convertible preferred stock ("Preferred Stock"), for gross proceeds of $3.65 million, and certain warrants to purchase shares of common stock of the Company. The Preferred Stock earns dividends at the rate of 10% per annum, payable quarterly in cash or, in the Company’s sole discretion, in shares of the Company’s common stock.  The net proceeds of the capital raising was used to pay purchase price consideration in connection with the acquisition and for general corporate and working capital purposes.

The unaudited pro forma combined balance sheet and statement of operations as of and for the quarter ended March 31, 2010 are based on the historical financial statements of Cytomedix, Inc and acquired assets, assumed liabilities, revenues and direct expenses of the Angel Business and give effect to the Transactions as if they had occurred on March 31, 2010 for purposes of the pro forma combined balance sheet and on January 1, 2009 for the purposes of the pro forma combined statement of operations.

Pro forma adjustments were made to reflect:

•	Cytomedix’s acquisition of the Angel Business, including the issuance of a secured $5 million promissory note to Sorin,
•	The consideration provided to the Guarantors for the guaranty agreement related to the the promissory note to Sorin, and
•	The issuance of Series D convertible preferred securities on April 9, 2010.

The accounting for the Acquisition, including the purchase price allocation, is dependent upon certain valuations and other studies that have yet to be finalized.  A final determination of these fair values may change the allocation of the purchase price, which could affect the fair values assigned to the assets and liabilities, which could result in a material change to the unaudited pro forma combined financial statements, including a change to goodwill.  In addition, the potential changes in fair value assigned to the intangible assets and estimated useful lives could result in a significant change to the related amortization expenses.

The historical financial statements of the Angel Business include expenses for certain corporate services provided by Sorin and allocated to the Angel Business.  Expenses for these corporate services are included in selling, general and administrative expenses.  These historical charges and allocations may not be representative of expenses that the Angel Business will incur as a standalone entity post acquisition and may not be representative of corporate expenses that the Company will allocate to the Angel Business post acquisition.  However, no adjustment has been reflected in the accompanying unaudited pro forma combined financial information for any differences between the amount of estimated costs to be incurred by the Angel Business as a standalone entity and the amounts of allocated costs reported by Sorin.

The unaudited pro forma adjustments are based upon available information and certain assumptions that are factually supportable and that the Company believes are reasonable under the circumstances. The unaudited pro forma consolidated financial information is presented for information  purposes only and does not purport to represent what our actual consolidated results of operations or the consolidated financial condition would have been had the Transactions actually occurred on the dates indicated, nor are they necessarily indicative of future consolidated results of operations or consolidated financial condition.

PRELIMINARY PURCHASE PRICE

The following table summarizes the preliminary purchase price for the Acquisition:

Costs of Acquisition
Cash paid upon closing	$2,000,000
Promissory note, net of discount	4,008,858
Total costs of acquisition	$6,008,858

PRELIMINARY PURCHASE PRICE ALLOCATION

The Company is in the process of assessing the fair value of assets acquired and the liabilities assumed. The preliminary allocation of the purchase price as reflected with these unaudited pro forma combined financial statements is based on the best information available to management at the time that these unaudited pro forma combined financial statements were filed and is provisional pending, among other things, the finalization of the valuation of selected items. During the measurement period (which is not to exceed one year from the Acquisition date), Cytomedix is required to recognize additional assets or liabilities if new information is obtained about facts and circumstances that existed as of the Acquisition date that, if known, would have resulted in the recognition of those assets or liabilities as of that date. Cytomedix may adjust the preliminary purchase price allocation after obtaining additional information regarding, among other things, asset valuations, liabilities assumed and revisions of previous estimates. The following table summarizes the preliminary allocation of the Acquisition purchase price based on the estimated fair value of the acquired assets and assumed liabilities:

Inventory	$1,137,735
Intangibles	3,393,000
Property and equipment	603,300
Net assets acquired	$5,134,035

Excess of costs of acquisition over net assets acquired	$874,823

Under purchase accounting rules, Cytomedix revalued the acquired finished goods inventory and property and equipment to fair value, which is defined as the estimated selling price less the sum of (a) costs of disposal, and (b) a reasonable profit allowance for Cytomedix’s selling effort.

Certain trademarks, technology and customer relationships of the Angel Business have been recorded as intangible assets. These intangible assets are expected to have estimated useful lives of eight to fifteen years.

Goodwill represents the purchase price in excess of the amounts assigned to acquired tangible or intangible assets and assumed liabilities. Amounts allocated to goodwill are tax deductible in all relevant jurisdictions. The goodwill is attributable to the assigned workforce of the acquired business and the synergies expected to arise as a result of the acquisition.

The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final valuation of our tangible and identifiable intangible assets acquired and liabilities assumed on the closing date of the Transactions.  Adjustments resulting from the final allocation of purchase price may be material.

In accordance with recently promulgated U.S. GAAP, acquisition-related transaction costs are not capitalized, but are accounted for as a period expense.   Approximately $170,000 acquisition related expenses were charged against historical Accumulated deficit at December 31, 2009 and approximately $60,000 has been accrued for acquisition expenses in the quarter ended March 31, 2010.

PRO FORMA ADJUSTMENTS

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Cytomedix and the Angel Business filed consolidated returns for the periods presented.

ADJUSTMENTS TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(1)
Funding of the Acquisition - Reflects the net effect of the sources and uses of cash in the Transactions, including net proceeds of $3.2 million from the issuance of Series D preferred securities and initial payment to Sorin of $2 million.

(2)	Adjustments to Fair Value – The net book value of inventory and property and equipment acquired was adjusted to their fair value.

(3)	Debt Issuance costs - reflect the costs of issuing the $5 million promissory note as part of the acquisition including guarantor warrants at a fair value of approximately $ 655,000.

(4)
Goodwill & Intangible Assets - Goodwill represents the purchase price in excess of the amounts assigned to acquired tangible or intangible assets and assumed liabilities. Amounts allocated to goodwill are tax deductible in all relevant jurisdictions. Certain trademarks, technology, and customer relationships of the Angel Business have been recorded as intangible assets. These intangible assets are expected to have estimated useful lives of eight to fifteen years.

(5)
Promissory Note - In connection with the Acquisition, Cytomedix issued a $5 million secured promissory note for the remaining purchase price to be paid in installments within the next 30 months subsequent to Closing. The present value of payments to be made within 12 months after the Closing is approximately $1.05 million; the present value of payments to be made thereafter is approximately $2.96 million.  The note is secured by all the assets acquired from this Acquisition.  The Note bears an annual interest rate of 2.7%, which resulted in an initial discount of $991,000.

(6)
Convertible Preferred Stock - In connection with the Acquisition, Cytomedix issued 3,650 shares of Series D Convertible Preferred Stock with $0.0001 par value per share for total gross proceeds of $3.65 million.  The holders of Series D Convertible Preferred Stock are entitled to receive cumulative dividends at the rate of 10% per annum, payable quarterly in arrears on January 15, April 15, July 15 and October 15, beginning on July 15, 2010. A portion of the proceeds is used to fund the Acquisition.  In addition, we incurred approximately $400,000 in costs related to the issuance of Preferred Stock and shown as a reduction to Paid-in Capital on the pro forma balance sheet.  Historical Angel Business Paid-in Capital of $1.89 million was eliminated.  The fair value of the guarantor warrants, approximately $655,000, was added to Paid-in Capital.  The Series D Convertible Preferred Stock also contains an embedded beneficial conversion feature of approximately $1.95M, which was amortized immediately upon issuance. The amortization of the BCF had no net impact to additional paid in capital and was not reflected in the pro forma statement of operations because it is non-recurring and directly related to the transaction.

ADJUSTMENTS TO UNADUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

(a)
Acquisition Costs - To eliminate certain consulting costs reflected in the historical statement of operations for the period ended March 31, 2010 that are directly related to the acquisition and are non-recurring in nature.

(b)	Amortization - To record amortization expense of the acquired intangible assets, whose useful lives range from eight to fifteen years.
	Estimated Useful Life	Three Month Amortization Expense
Technology	15	$39,250
Trademarks	15	$5,500
Customer relationships	8	$22,125

(c)	Promissory Note - In connection with the acquisition and issuance of the promissory note adjustments are recorded to reflect:
i.
Interest expense of $23,000 related to the $5 million secured promissory note issued in connection with the Acquisition, which bears an annual interest rate of 2.7% and is discounted to its estimated fair value .

ii.	$81,900 amortization of deferred debt issuance charges and $7,500 cash fees related to guarantees provided to Sorin by certain shareholders in connection with the secured promissory note.
iii.	$110,300 imputed interest expense relating to the discount recorded on the $5 million secured promissory note.

(e)	Preferred Stock Dividend - To reflect dividend expense related to the Series D Preferred Stock issued in conjunction with acquisition of the Angel Business.